EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on Schedule 13D (including all amendments thereto) (the “Statement”) with respect to the ADSs representing ordinary shares, nominal value 2 pence, of Professional Staff plc, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement.

In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 30th day of April, 2003.

/S/ MICHAEL A. ASHCROFT
Michael A. Ashcroft

ASPEN INTERNATIONAL DEVELOPMENT INC.

By:	/S/ R. HEREDIN FOR NORTHTOWN LIMITED

Name:	Northtown Limited
Title:	Director

CS SERVICES LIMITED

By:	/S/ K. HAYLOCK FOR NORTHTOWN LIMITED

Name:	Northtown Limited
Title:	Director

OHSEA HOLDINGS LIMITED

By:	/S/ ANDREW WILSON

Name:	Andrew Wilson
Title:	Director

/S/ BENJAMIN P. BLACKDEN
Benjamin P. Blackden

/S/ SALLY BLACKDEN BY BENJAMIN BLACKDEN, ATTORNEY-IN-FACT
Sally Blackden

/S/ ANDREW R. DIXEY
Andrew R. Dixey